Exhibit 99.1

FOR IMMEDIATE RELEASE

TIB FINANCIAL CORP. REPORTS STRONG INCREASES IN THIRD QUARTER NET INCOME AND LOAN GROWTH

NAPLES, Fla. October 23 - TIB Financial Corp. (Nasdaq: TIBB), parent of TIB Bank, a leading community bank serving the greater Naples, Bonita Springs-Fort Myers area, South Miami-Dade County and the Florida Keys, today reported third quarter net income and earnings per share from continuing operations of $2.44 million and $0.21 per diluted share compared to $1.95 million and $0.16 in the prior year reflecting increases of 25% and 31%, respectively. Net income including discontinued operations increased to $2.45 million and $0.21 per diluted share compared to $2.05 million and $0.17 in the prior year, reflecting increases of 19% and 24%, respectively. The share and per share amounts discussed throughout this release have been adjusted to account for the effects of the two-for-one stock split distributed October 23, 2006.

For the first nine months of 2006, net income from continuing operations was $7.13 million, an increase of 35% from the $5.29 million reported for the same period a year ago. On a per diluted share basis, earnings from continuing operations were $0.60 for the first nine months of 2006, up 33% over $0.45 for the same period in 2005. Net income including discontinued operations increased more than 26% to $7.31 million and $0.62 per diluted share from $5.79 million and $0.49 reported during the first three quarters of 2005. Further comparisons made herein are presented on a continuing operations basis and do not include discontinued operations related to the December 2005 sale of the merchant bankcard processing business segment.

TIB Financial also reported total assets of $1.26 billion as of September 30, 2006, representing 2% asset growth since June 30, 2006 and 19% asset growth from $1.05 billion as of September 30, 2005. Total loans increased 3% to $1.04 billion at September 30, 2006 compared with $1.00 billion at June 30, 2006 and 26% compared to $826.28 million a year ago. Total deposits increased to $972.07 million as of September 30, 2006, compared to $913.35 million as of September 30, 2005. Total deposits and non-interest bearing deposits decreased by $47.22 million and $20.37 million, or 5% and 12%, respectively, from the second quarter of 2006.

“We are a growth-oriented commercial banking company primarily focused on making loans and building relationships with small businesses and middle-market customers in the best markets in the southeastern U.S.,” said Edward V. Lett, Chief Executive Officer and President. “Executing on our strategy produced strong loan growth of 26% over last year’s third quarter.”

“The rate environment continues to be the dominant force affecting our industry and our main challenge is the same industry-wide challenge of funding the growth of our loan portfolios. Our deposit operations during the third quarter reflected a combination of factors including very competitive local pricing and a lower level of public funds deposit balances around the September 30th fiscal yearend of many of our municipal and government agency customers. The third quarter is the slowest in the south Florida economic cycle with much lower seasonal population and related business activity,” according to Lett.

“Our expectation is that our recent record high growth rates will naturally moderate as our balance sheet continues to grow. However, our business model is resilient and we firmly believe our small business and commercial middle-market segments will continue to show above-average growth, thus providing us with above-average opportunities to excel.”

“We are simply going to work harder to support our balanced funding strategy and to maintain a reasonable net interest margin. Our current product and delivery advantages are adding considerably to TIB’s local market appeal. We are providing real time, fully-imaged item processing, comprehensive internet capabilities, a complete corporate cash management product suite and remote deposit capture - all of which fill a void in the middle-market commercial arena.” Lett said.

The increase in net income from continuing operations for the third quarter of 2006 over the same period a year ago resulted primarily from a 17% increase in net interest income to $11.86 million in the current quarter compared to $10.09 million a year ago. The tax equivalent net interest margin of 4.11% for the three months ended September 30, 2006 contracted in comparison with the 4.30% and 4.37% net interest margins reported during the second quarter of 2006 and third quarter of 2005, respectively. The sequential decline in our net interest margin reflects challenging competitive and interest rate environments consistent with industry-wide trends, seasonal outflows of individual and commercial account balances and the draw down of government deposits at the end of their fiscal year.

Non-interest income, which includes service charges, real estate fees and other operating income, totaled $1.63 million for the third quarter of 2006, representing a 5% increase from the third quarter of 2005. This increase is primarily attributable to an increase in service charges on deposit accounts and a higher volume of residential mortgage loans originated and sold.

The Company continues its investment in growth and expansion balanced by cost containment which resulted in non-interest expense for the third quarter of 2006 of $9.00 million, an increase of 10% compared to $8.19 million for the third quarter of 2005. This increase reflects our continued investment in the people, systems and facilities which contribute to the momentum of our asset and revenue growth. The increase in non-interest expense is primarily attributable to a 10% increase in personnel costs coupled with an 8% increase in other expenses. Other expenses include a charitable contribution of approximately $135,000 expressing our commitment to and reinvestment in the community by funding the construction of affordable local housing. The higher personnel costs include approximately $105,000, or $0.01 per diluted share, of stock-based compensation expense recorded subsequent to the adoption of SFAS No. 123(R) on January 1, 2006 and pursuant to restricted stock awards.

Two major factors contributed to TIB Financial Corp.’s higher effective income tax rate of 36% for the quarter ended September 30, 2006 as compared to 35% for the third quarter of 2005. The primary factor is the higher overall level of pre-tax income from continuing operations resulting in a higher statutory tax rate. In addition, the lower proportion of tax free interest income to pre-tax income results in the provision for income taxes approaching statutory rates. Offsetting these factors during the third quarter was the recognition of a state tax credit related to the Company’s funding of affordable housing construction costs for a local charitable organization.

Credit quality remained solid during the third quarter of 2006. As of September 30, 2006, the allowance for loan losses totaled $8.79 million, or 0.85% of total loans and 517% of non-performing loans. These figures compare with 0.87% and 1,345%, respectively, as of September 30, 2005. Annualized net charge-offs represented 0.12% of average loans for the quarter ended September 30, 2006, and 0.15% for the quarter ended September 30, 2005. The provision for loan losses increased by 50% as compared to the third quarter of 2005. The increase from the prior year third quarter is due principally to the growth and change in composition of the loan portfolio coupled with increased quantitative economic risk factors employed in estimating the allowance. These factors were increased during the second quarter of 2006.

During the third quarter of 2006, the Board of Directors of TIB Financial Corp. declared a quarterly cash dividend of $0.05875 per share on its common stock. The cash dividend was paid on October 10, 2006 to all TIB Financial Corp. common shareholders of record as of September 30, 2006. This dividend, when annualized, represents $0.235 per share.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a growth-oriented financial services company with approximately $1.3 billion in total assets and 16 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs and Fort Myers.

TIB Financial Corp., through its wholly-owned subsidiary, TIB Bank, serves the personal and commercial banking needs of local residents and businesses in their market areas. The Bank’s experienced bankers are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank, visit www.tibbank.com.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com. For more information, contact Edward V. Lett, Chief Executive Officer and President at (239)263-3344, or Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer, at (239) 659-5876.

#  #  #  #  #

Except for historical information contained herein, the statements made in this press release constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

TIB Financial Corp. and Subsidiaries
Unaudited Consolidated Statements of Income

	For the Quarter Ended
(in thousands, except per share data)	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Interest and dividend income	$22,293	$20,822	$18,879	$17,360	$15,503
Interest expense	10,433	8,873	7,397	6,574	5,409
Net interest income	11,860	11,949	11,482	10,786	10,094

Provision for loan losses	670	982	554	649	448

Non-interest income:
Service charges on deposit accounts	650	576	556	584	601
Investment securities gains, net	-	-	-	-	1
Fees on mortgage loans sold	499	357	425	345	461
Other income	479	611	469	460	491
Total non-interest income	1,628	1,544	1,450	1,389	1,554

Non-interest expense:
Salaries & employee benefits	4,982	4,909	4,948	4,725	4,529
Net occupancy expense	1,545	1,503	1,482	1,507	1,380
Other expense	2,471	2,342	2,143	2,349	2,282
Total non-interest expense	8,998	8,754	8,573	8,581	8,191

Income before income tax expense	3,820	3,757	3,805	2,945	3,009

Income tax expense	1,383	1,428	1,442	1,047	1,060

Income from continuing operations	2,437	2,329	2,363	1,898	1,949
Income from discontinued operations, net of tax	15	167	-	4,141	105

NET INCOME	$2,452	$2,496	$2,363	$6,039	$2,054

BASIC EARNINGS PER SHARE:
Continuing operations	$0.21	$0.20	$0.20	$0.17	$0.17
Discontinued operations	-	0.02	-	0.36	0.01
Basic earnings per share	$0.21	$0.22	$0.20	$0.53	$0.18

DILUTED EARNINGS PER SHARE:
Continuing operations	$0.21	$0.20	$0.20	$0.16	$0.16
Discontinued operations	-	0.01	-	0.35	0.01
Diluted earnings per share	$0.21	$0.21	$0.20	$0.51	$0.17

Selected Financial Data  (Dollars in thousands, except per share data)
Selected Ratios and Statistics	As of or For the Quarter Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
Real estate mortgage loans:
Commercial	$535,077	$508,392	$467,011	$451,969	$428,314
Residential	81,262	82,591	76,809	76,003	73,474
Farmland	24,201	25,680	7,005	4,660	3,991
Construction and vacant land	148,115	150,604	155,939	125,207	106,015
Commercial and agricultural loans	85,666	82,127	81,871	80,055	74,202
Indirect auto dealer loans	136,409	126,469	120,648	118,018	113,639
Home equity loans	17,264	17,771	17,034	17,232	17,220
Other consumer loans	9,738	9,147	9,124	9,228	9,428
Total loans	$1,037,732	$1,002,781	$935,441	$882,372	$826,283

Gross loans	$1,039,390	$1,004,307	$937,092	$884,024	$828,081

Net loan charge-offs	$306	$399	$257	$256	$308
Allowance for loan losses	$8,790	$8,426	$7,843	$7,546	$7,153
Allowance for loan losses/total loans	0.85%	0.84%	0.84%	0.86%	0.87%
Non-performing loans	$1,701	$953	$1,374	$956	$532
Allowance for loan losses/non-performing loans	517%	884%	571%	789%	1,345%
Non performing loans/gross loans	0.16%	0.09%	0.15%	0.11%	0.06%
Annualized net charge-offs/average loans	0.12%	0.16%	0.11%	0.12%	0.15%

Total interest-earning assets	$1,172,110	$1,151,563	$1,102,274	$1,000,072	$984,994
Other real estate owned	$-	$-	$-	$190	$190
Other repossessed assets	$1,502	$1,222	$1,437	$962	$858
Intangibles, net of accumulated amortization	$884	$956	$1,028	$1,100	$1,172

Interest bearing deposits:
NOW accounts	$119,899	$140,131	$140,669	$104,641	$88,570
Money market	162,713	172,328	182,951	167,072	164,007
Savings deposits	47,309	52,637	48,649	47,091	47,638
Time deposits	486,243	477,921	451,717	431,804	446,309
Non-interest bearing deposits	155,902	176,271	209,040	169,816	166,821
Total deposits	$972,066	$1,019,288	$1,033,026	$920,424	$913,345

Tax equivalent net interest margin	4.11%	4.30%	4.45%	4.37%	4.37%
Return on average assets	0.79%	0.78%	0.85%	0.71%	0.78%
Return on average equity	11.77%	11.69%	12.18%	10.25%	10.87%
Non-interest expense/tax equivalent net interest income and non-interest income	66.27%	64.44%	65.86%	70.01%	69.84%

Average diluted shares	11,889,512	11,860,068	11,839,034	11,858,992	11,829,080
End of quarter shares outstanding	11,712,812	11,682,840	11,668,076	11,585,196	11,523,492
Total equity	$83,961	$80,526	$79,677	$77,524	$72,011
Book value per common share	$7.17	$6.89	$6.83	$6.69	$6.25
Total assets	$1,257,480	$1,232,022	$1,186,838	$1,076,070	$1,053,894

Quarterly average balances and yields (Dollars in thousands)

	Quarter Ended September 30, 2006			Quarter Ended September 30, 2005
	Average Balances	Interest**	Yield**	Average Balances	Interest**	Yield**

Loans	$1,015,215	$20,613	8.06%	$795,970	$14,222	7.09%
Investments	125,614	1,598	5.05%	87,109	1,006	4.58%
Interest bearing deposits	425	6	5.60%	246	2	3.23%
Federal Home Loan Bank stock	5,888	87	5.86%	2,779	23	3.28%
Fed funds sold	5,943	78	5.21%	38,314	330	3.42%
Total interest earning assets	1,153,085	22,382	7.70%	924,418	15,583	6.69%
Non-interest earning assets	78,143			70,746
Total assets	$1,231,228			$995,164

Interest bearing liabilities:
NOW	$127,480	$929	2.89%	$86,175	$176	0.81%
Money market	163,015	1,570	3.82%	168,099	1,038	2.45%
Savings	49,525	94	0.75%	48,364	63	0.52%
Time	478,139	5,676	4.71%	376,766	3,397	3.58%
Total interest-bearing deposits	818,159	8,269	4.01%	679,404	4,674	2.73%

Short-term borrowings and FHLB advances	108,050	1,384	5.08%	38,226	336	3.49%
Long-term borrowings	36,794	780	8.41%	17,000	399	9.31%
Total interest bearing liabilities	963,003	10,433	4.30%	734,630	5,409	2.92%
Non-interest bearing deposits	168,465			175,674
Other liabilities	17,631			13,697
Shareholders’ equity	82,129			71,163
Total liabilities and shareholders’ equity	$1,231,228			$995,164

Net interest income and spread		$11,949	3.40%		$10,174	3.77%

Net interest margin			4.11%			4.37%

    ** Presented on a fully tax equivalent basis.

Year to date average balances and yields (Dollars in thousands)

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
	Average Balances	Interest**	Yield**	Average Balances	Interest**	Yield**

Loans	$966,898	$56,955	7.88%	$743,018	$38,468	6.92%
Investments	121,587	4,526	4.98%	83,021	2,829	4.56%
Interest bearing deposits	455	17	5.00%	390	8	2.68%
Federal Home Loan Bank stock	4,157	177	5.72%	2,706	81	4.00%
Fed funds sold	16,724	584	4.67%	41,906	928	2.96%
Total interest earning assets	1,109,821	62,259	7.50%	871,041	42,314	6.49%
Non-interest earning assets	78,150			72,826
Total assets	$1,187,971			$943,867

Interest bearing liabilities:
NOW	$135,670	$2,616	2.58%	$90,598	$561	0.83%
Money market	167,918	4,330	3.45%	167,428	2,597	2.07%
Savings	50,019	260	0.69%	48,175	178	0.49%
Time	464,049	15,451	4.45%	328,179	8,334	3.39%
Total interest-bearing deposits	817,656	22,657	3.70%	634,380	11,670	2.46%

Short-term borrowings and FHLB advances	69,029	2,412	4.67%	39,688	887	2.98%
Long-term borrowings	24,256	1,634	9.01%	17,069	1,173	9.19%
Total interest bearing liabilities	910,941	26,703	3.92%	691,137	13,730	2.66%
Non-interest bearing deposits	179,569			171,108
Other liabilities	17,189			12,019
Shareholders’ equity	80,272			69,603
Total liabilities and shareholders’ equity	$1,187,971			$943,867

Net interest income and spread		$35,556	3.58%		$28,584	3.83%

Net interest margin			4.28%			4.39%

    ** Presented on a fully tax equivalent basis.